Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of URBAN TELEVISION NETWORK CORPORATION (the "Company")on Form 10-Q for the period ended March 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the"Report"),the undersigned,in the capacities and on the dates indicated below,hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 24, 2017

/s/ Joseph Collins

Joseph Collins

Chief Executive Officer